UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

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FORM 8-K/A

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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 23, 2014
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MB FINANCIAL, INC.
(Exact name of registrant as specified in its charter)

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Maryland	001-36599	36-4460265
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

800 West Madison Street, Chicago, Illinois	60607
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (888) 422-6562
N/A
(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
On July 29, 2014 and on August 20, 2014, MB Financial, Inc. (the “Company”) filed Current Reports on Form 8-K to report, among other things, under Item 5.02, the appointments of C. Bryan Daniels and Jennifer W. Steans as directors of the Company. The appointments were made on July 23, 2014 and became effective upon completion of the merger of Taylor Capital Group, Inc. with and into the Company, which occurred on August 18, 2014. As of the times of those filings, the committees of the Company’s Board of Directors to which Mr. Daniels and Ms. Steans would be appointed had not yet been determined.
Pursuant to Instruction 2 to Item 5.02 of Form 8-K, this Form 8-K/A, which amends each of the previously filed Form 8-Ks referred to above, is being filed to report that, on December 17, 2014, Mr. Daniels was appointed to the Board’s Enterprise Risk Committee and Technology Committee and Ms. Steans was appointed to the Board’s Audit Committee.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MB FINANCIAL, INC.

Date: December 23, 2014	By:	/s/Jill E. York
Jill E. York
Vice President and Chief Financial Officer

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